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                                                               EXHIBT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the inclusion in this registration statement on Form S-1 (File No. 333-20733) of our report dated March 25, 1996, on our audits of the financial statements and financial statement schedules of HPSC, Inc. We also consent to the reference to our firm under the caption "Experts".



                                                 /s/ Coopers & Lybrand L.L.P
                                                     Coopers & Lybrand L.L.P.


Boston, Massachusetts
March 10, 1997